SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              99 CENTS ONLY STORES
             (Exact Name of Registrant as Specified in Its Charter)


         CALIFORNIA                                              95-2411605
(State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


   4000 EAST UNION PACIFIC AVENUE
    CITY OF COMMERCE, CALIFORNIA                                    90023
(Address of Principal Executive Offices)                          (Zip Code)


                   99 CENTS ONLY STORES 1996 STOCK OPTION PLAN
                            (Full Title of The Plan)

                                  ERIC SCHIFFER
                         4000 EAST UNION PACIFIC AVENUE
                       CITY OF COMMERCE, CALIFORNIA 90023
                     (Name and Address of Agent For Service)

                                 (323) 980-8145
          (Telephone Number, Including Area Code, of Agent For Service)

                          Copies of communications to:
                          LINDA GIUNTA MICHAELSON, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                Proposed Maximum       Proposed Maximum       Amount Of
Title Of Securities To Be     Amount To Be     Offering Price Per     Aggregate Offering    Registration
        Registered           Registered (1)           Share                 Price                Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value  1,500,000 Shares      $47.125 (2)         $70,687,500 (2)        $19,652
===========================================================================================================

    (1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1996 Stock Option Plan.

    (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 2, 1999.

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Company hereby makes the following statement:

     On May 6, 1997, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration NO. 333-26575) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to 99 Cents Only Stores 1996 Stock Option Plan, as amended (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities
     (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

The following exhibits are filed as part of this Registration Statement:

     5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (set forth on page 3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of June 2, 1999.

                                            99 CENTS ONLY STORES
                                            (Registrant)


                                        By: /s/ Eric Schiffer
                                            ---------------------------------
                                            Eric Schiffer
                                            Senior Vice President Finance and
                                            Operations


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David Gold and Eric Schiffer and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by the virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                          TITLE                       DATE


/s/ David Gold                 President, Chief Executive           June 2, 1999
----------------------------   Officer and Director
       David Gold              (Principal Executive Officer)





/s/ Howard Gold                Senior Vice President of             June 2, 1999
----------------------------   Distribution and Director
       Howard Gold




/s/ Eric Schiffer              Senior Vice President                June 2, 1999
----------------------------   Finance and Operations,
      Eric Schiffer            Treasurer and Director
                               (Principal Financial Officer)

/s/ Jeff Gold                  Senior Vice President of             June 7, 1999
----------------------------   Real Estate and Information
         Jeff Gold             Systems and Director

/s/ Andrew A. Farina
----------------------------   Chief Financial Officer              June 2, 1999
      Andrew A. Farina


----------------------------   Director
     William O. Christy


/s/ Marvin Holen
----------------------------   Director                             June 2, 1999
        Marvin Holen

/s/ Ben Schwartz
----------------------------   Director                             June 7, 1999
        Ben Schwartz


----------------------------   Director
      Lawrence Glascott

                                  EXHIBIT INDEX

                                                                   SEQUENTIALLY
EXHIBIT NO.                 DESCRIPTION                            NUMBERED PAGE


    5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

    23.1   Consent of Arthur Andersen LLP.

    23.2   Consent of Troop Steuber Pasich Reddick & Tobey, LLP
           (included in Exhibit 5.1).

    24.1   Power of Attorney (set forth on page 3).


                                     Page 5